Colonial Bankshares, Inc.
                                                          FOR IMMEDIATE RELEASE
                                                  Contact: Mr. Edward J. Geletka
                                                               President and CEO
                                                                  (856) 451-5800

                            COLONIAL BANKSHARES, INC.
                      ANNOUNCES SECOND QUARTER 2006 RESULTS

     Bridgeton,  New Jersey, July 28, 2006 - Colonial Bankshares,  Inc. (NASDAQ:
COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $364 thousand, or $0.08 per share, for the three months ended June 30, 2006, compared to $509 thousand for the three months ended June 30, 2005. For the six months ended June 30, 2006, the Company earned $724 thousand, or $0.17 per share as compared to $908 thousand for the six months ended June 30, 2005. Earnings per share figures are not applicable for the three and six months ended June 30, 2005 because the Company's initial public offering was not completed until June 30, 2005.

     For the three months ended June 30, 2006, net interest income after provision for loan losses totaled $2.1 million compared to $1.9 million for the three months ended June 30, 2005, an increase of $165 thousand, or 8.7%. This increase is attributable to an increase in the average balance of interest-earning assets to $350.4 million for the three months ended June 30, 2006 compared to $303.9 million for the three months ended June 30, 2005. Non-interest income was $253 thousand for the three months ended June 30, 2006 compared to $212 thousand for the three months ended June 30, 2005. This increase was due to an increase in fees and service charges and gains on the sale of loans. Non-interest expense was $1.9 million for the three months ended June 30, 2006 compared to $1.4 million for the three months ended June 30, 2005. This increase was due to increases in compensation and benefit expense, professional fees and other general administrative expenses.

     For the six months ended June 30, 2006, net interest income after provision for loan losses totaled $4.0 million compared to $3.7 million for the six months ended June 30, 2005, an increase of $351 thousand, or 9.6%. This increase is attributable to an increase in the average balance of interest-earning assets to $344.6 million for the six months ended June 30, 2006 compared to $298.1 million for the six months ended June 30, 2005. Non-interest income was $489 thousand for the six months ended June 30, 2006 compared to $403 thousand for the six months ended June 30, 2005. This increase was due to an increase in fees and service charges and gains on the sale of loans. Non-interest expense was $3.7 million for the six months ended June 30, 2006 compared to $2.9 million for the six months ended June 30, 2005. This increase was due to increases in compensation and benefit expense, occupancy and equipment expense, data processing expense, professional fees and other general administrative expenses.

     Total assets at June 30, 2006 were $359.1 million compared to $336.9 at December 31, 2005, an increase of $22.2 million, or 6.6%. Cash and cash equivalents decreased to $10.2 million at June 30, 2006 from $10.7 million at December 31, 2005. Investment securities available for sale totaled $135.9 million at June 30, 2006 compared to $139.3 million at December 31, 2005. Net loans receivable increased to $182.1 million at June 30, 2006 compared to $157.8 million at December 31, 2005, an increase of $24.3 million or 15.4%. Deposits increased to $304.8 million at June 30, 2006 compared to $284.7 million at December 31, 2005, an increase of $20.1 million or 7.1%. Short-term borrowings decreased to $10.6 million at June 30, 2006 compared to $15.4 million at December 31, 2005 and long-term borrowing increased to $7.0 million at June 30, 2006.

     Commenting on the results, Edward J. Geletka, President and CEO, stated, "We are pleased with the growth in the loan portfolio. Our loan to deposit and asset ratios have increased significantly as we have continued to implement our business plan. We appreciate the continued confidence and support of our stockholders."

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Bridgeton, New Jersey as well as five offices located in Cumberland and Gloucester Counties in Southern New Jersey.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                            Colonial Bankshares, Inc.
Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)

                                                        For the Three Months         For the Six Months Ended
                                                           Ended June 30,                    June 30,
                                                     ---------------------------    ----------------------------
                                                        2006           2005            2006            2005
                                                     -----------    ------------    ------------    ------------
  Interest income                                        $4,471          $3,541           8,645          $6,876
  Interest expense                                        2,383           1,579           4,521           3,020
                                                     -----------    ------------    ------------    ------------
  Net interest income                                     2,088           1,962           4,124           3,856
  Provision for loan losses                                  36              75              99             182
                                                     -----------    ------------    ------------    ------------
  Net interest income after provision for loan
  losses                                                  2,052           1,887           4,025           3,674
  Non-interest income                                       253             212             489             403
  Non-interest expense                                    1,876           1,411           3,655           2,898
                                                     -----------    ------------    ------------    ------------
  Income before taxes                                       429             688             859           1,179
  Income tax expense                                         65             179             135             271
                                                     -----------    ------------    ------------    ------------
  Net income                                               $364            $509             724            $908
                                                     ===========    ============    ============    ============
  Earnings per share - basic and diluted                  $0.08              NA           $0.17              NA
  Weighted average shares outstanding (1)             4,366,901              NA       4,366,901              NA

--------------------------------------------------------------------------------
Performance Ratios (Unaudited)

                                                        For the Three Months        For the Six Months Ended
                                                           Ended June 30,                   June 30,
                                                     ---------------------------    --------------------------
                                                        2006           2005            2006           2005
                                                     -----------    ------------    -----------    -----------
  Return on average assets (2)                            0.42%           0.67%          0.42%          0.61%
  Return on average equity (2)                            4.03%          11.75%          4.07%         10.60%

  Net interest margin on average interest                 2.56%           2.84%          2.54%          2.80%
  earning assets

--------------------------------------------------------------------------------
Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)

                                                     At June 30,       At December 31,
                                                        2006                2005
                                                  -----------------   -----------------
           Assets                                       $359,083            $336,852
           Cash and cash equivalents                      10,168              10,669
           Investment securities                         152,623             156,730
           Net loans receivable                          182,084             157,774
           Deposits                                      304,756             284,725
           Short-term and long-term
           borrowings                                     17,630              15,415
           Total stockholders' equity                     35,407              35,861
           Book value                                       7.83                7.93
           Stockholders' equity to total
           assets                                          9.86%              10.65%

--------------------------------------------------------------------------------
Asset Quality (Unaudited)
(Dollars in thousands)

                                                        At June 30,       At December 31,
                                                           2006                2005
                                                    -----------------   -----------------
           Non-performing assets (3)                        $123                 $80
           Allowance for loan losses                       1,290               1,168
           Non-performing assets to total
           assets                                          0.03%               0.02%
           Allowance for losses to total
           loans                                           0.70%               0.73%

--------------------------------------------------------------------------------
(1) Shares outstanding do not include unreleased ESOP shares for the purpose of the weighted average shares outstanding calculation and the ending shares outstanding calculation.
(2)  Annualized.
(3)  Non-performing assets include non-accrual loans and real estate owned.